================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 28, 1998


                               MAF BANCORP, INC.
            (Exact name of registrant as specified in its charter)

                         _____________________________


                Delaware                      0-18121            36-3664868
      (State or other jurisdiction          (Commission       (I.R.S. Employer
           of Incorporation)                File Number)     Identification No.)


      55th Street & Holmes Avenue
       Clarendon Hills, Illinois                                    60514
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code (630) 325-7300



                                 Not Applicable
          (Former name or former address, if changed since last year)

================================================================================

Item 5.  Other Events
         ------------

On April 28, 1998, MAF Bancorp, Inc. declared a 3-for-2 stock split on its common stock, payable in the form of a 50% stock dividend. The record date for the stock split is June 18, 1998 and the payment date is July 10, 1998. Cash will be distributed in lieu of fractional shares.

Additionally, the Company announced that it will increase its quarterly cash dividend to 10.5 cents per share from 7 cents per share, payable on a pre-split basis. The cash dividend will be paid on July 3, 1998 to shareholders of record on June 18, 1998. Following the issuance of additional shares as part of the 3-for-2 stock split, the equivalent quarterly cash dividend would be equal to 7 cents per share.

                                   Signature



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       MAF Bancorp, Inc.
                                       ---------------------------------
                                       Registrant



May 7, 1998                            /s/ Jerry A. Weberling
-----------------------------          ---------------------------------
Date                                     Jerry A. Weberling
                                         Executive Vice President and
                                         Chief Financial Officer